UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 25, 2013
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 25, 2013, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced it has launched its clinical next generation sequencing assay, GeneSeq®: Cardio for genetic causes of familial cardiac disease.

Familial cardiac diseases are associated with up to 80% of cases of sudden cardiac death in young patients. Identification of individuals with pathogenic mutations in genes associated with cardiac disease may allow timely initiation of screening and treatment that may help prevent myocardial infarction, stroke, and sudden cardiac death.

“GeneSeq®: Cardio is a useful tool to identify individuals that may require regular cardiac screening, lifestyle changes, or clinical intervention to prevent the progression of cardiac disease and secondary complications,” said Dr. Mark Brecher, LabCorp's Chief Medical Officer. “This assay complements our broad testing menu and enhanced reporting for cardiovascular disease.”

“This next generation sequencing assay is a significant milestone, as LabCorp embraces new technologies and bioinformatics to further our ability to service patients and physicians,” said David P. King, Chairman and Chief Executive Officer. “We will continue to launch next generation assays to provide the most comprehensive, cost-effective diagnostic tools for multiple disease states.”

Exhibits

99.1	Press Release dated February 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

February 25, 2013